As filed with the Securities and Exchange Commission on October 12, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATTERSON-UTI ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2504748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth D. Wexler

Senior Vice President, General Counsel and Secretary

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tull R. Florey

Gibson, Dunn & Crutcher LLP

1221 McKinney Street, Suite 3700

Houston, Texas 77010

(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,798,391	$21.26	$187,053,792.66	$23,288.20

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on October 10, 2017.

PROSPECTUS

8,798,391 Shares

Patterson-UTI Energy, Inc.

Common Stock

This prospectus relates to the offer and sale of our common stock, par value $0.01 per share, which we refer to as our common stock, by the selling stockholders named herein in one or more offerings. We are not selling any securities under this prospectus.

The selling stockholders may offer and sell the shares from time to time. The selling stockholders may offer the shares at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. For more information on possible methods of offer and sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount, or at what time or times the selling stockholders may sell the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale of any shares covered by this prospectus. We will bear the costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions, fees and discounts, if any, attributable to the sale of shares.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “PTEN.”

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100.

You should read carefully this prospectus and the documents incorporated by reference in this prospectus before you invest. See “Risk Factors” on page 5 of this prospectus for information on certain risks related to the purchase of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2017.

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information included in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, one or more selling stockholders may sell our common stock from time to time in one or more offerings or resales. The selling stockholders may sell their shares of common stock through any means described below under the heading “Plan of Distribution.” This prospectus generally describes Patterson-UTI Energy, Inc. and the shares of common stock that one or more selling stockholders may offer. The selling stockholders may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Certain Documents by Reference.”

ABOUT PATTERSON-UTI ENERGY, INC.

Patterson-UTI is a market leading provider of contract drilling, pressure pumping and directional drilling services to oil and natural gas operators in the United States and western Canada. As of September 30, 2017, we had a drilling fleet that included 198 APEX® class rigs, and we had approximately 1.6 million hydraulic horsepower (approximately 1.5 million of which was hydraulic fracturing horsepower) to provide pressure pumping services.

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100. Our website address is www.patenergy.com. The information on our website is not part of this prospectus.

As used in this prospectus, “Patterson-UTI,” the “Company,” “we,” “our,” “us” or like terms mean Patterson-UTI Energy, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering under this prospectus, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K, as amended, for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; our Current Reports on Form 8-K filed on January 5, 2017, January 17, 2017, January 23, 2017, January 24, 2017, January 27, 2017, February 13, 2017, February 14, 2017, February 22, 2017, March 7, 2017, March 22, 2017, April 12, 2017, April 21, 2017, May 11, 2017, June 30, 2017, September 8, 2017 and October 12, 2017; and

•	the description of Patterson-UTI common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed on June 21, 2005, including any subsequently filed amendments and reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The Nasdaq Global Select Market (the “NASDAQ”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

We also make available free of charge on our website at www.patenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended. These “forward-looking statements” involve risk and uncertainty. These forward-looking statements include, without limitation, statements relating to: liquidity; revenue and cost expectations and backlog; financing of operations; oil and natural gas prices; rig counts, source and sufficiency of funds required for building new equipment, upgrading existing equipment and additional acquisitions (if opportunities arise); impact of inflation; demand for our services; competition; equipment availability; government regulation; debt service obligations; and other matters. Our forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” or the negative thereof and other words and expressions of similar meaning. The forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.

On April 20, 2017, we completed our previously announced merger with Seventy Seven Energy Inc. (“SSE”), pursuant to which a subsidiary of ours was merged with and into SSE, with SSE continuing as the surviving entity and one of our wholly owned subsidiaries (the “SSE merger”). These forward-looking statements include, without limitation, our expectations with respect to:

•	synergies, costs and other anticipated financial impacts of the SSE merger;

•	future financial and operating results of the combined company; and

•	the combined company’s plans, objectives, expectations and intentions with respect to future operations and services.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors,” beginning on page 5, as well as, among others, risks and uncertainties relating to:

•	the diversion of management time on merger-related issues;

•	the ultimate timing, outcome and results of integrating our operations with those of SSE;

•	the effects of our business combination with SSE, including the combined company’s future financial condition, results of operations, strategy and plans;

•	potential adverse reactions or changes to business relationships resulting from the SSE merger;

•	expected benefits from the SSE merger and our ability to realize those benefits;

•	the results of merger-related litigation, settlements and investigations;

•	availability of capital and the ability to repay indebtedness when due;

•	volatility in customer spending and in oil and natural gas prices that could adversely affect demand for our services and their associated effect on rates;

•	loss of key customers;

•	utilization, margins and planned capital expenditures;

•	interest rate volatility;

•	compliance with covenants under our debt agreements;

•	excess availability of land drilling rigs and pressure pumping equipment, including as a result of reactivation or construction;

•	equipment specialization and new technologies;

•	operating hazards attendant to the oil and natural gas business;

•	failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts);

•	difficulty in building and deploying new equipment;

•	expansion and development trends of the oil and natural gas industry;

•	weather;

•	shortages, delays in delivery and interruptions in supply of equipment, supplies and materials;

•	the ability to retain management and field personnel;

•	the ability to effectively identify and enter new markets;

•	the ability to realize backlog;

•	strength and financial resources of competitors;

•	environmental risks and ability to satisfy future environmental costs;

•	global economic conditions;

•	adverse oil and natural gas industry conditions;

•	adverse credit and equity market conditions;

•	operating costs;

•	competition and demand for our services;

•	liabilities from operations for which we do not have and receive full indemnification or insurance;

•	governmental regulation;

•	ability to obtain insurance coverage on commercially reasonable terms;

•	financial flexibility;

•	legal proceedings; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

We caution that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. You are cautioned not to place undue reliance on any of our forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise. In the event that we update any forward-looking statement, no inference should be made that we will make additional updates with respect to that statement, related matters or any other forward-looking statements. All subsequent written and oral forward-looking statements concerning us, the SSE merger or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of shares of common stock by any of the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 8,798,391 shares of our common stock that may be offered and sold from time to time by the selling stockholders identified below under this prospectus, subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our common stock. The selling stockholders identified below may currently hold or acquire at any time common stock in addition to the shares registered hereby. The selling stockholders acquired the shares pursuant to a securities purchase agreement with us dated September 4, 2017. An aggregate of 1,256,913 shares have been deposited into escrow with Continental Stock Transfer & Trust Company under the terms of an escrow agreement in connection with possible indemnification claims post-closing. We refer to these shares as the “Escrow Shares.” On October 11, 2017, we entered into an agreement containing registration rights with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the shares of common stock described in this prospectus pursuant to that agreement. In addition, the selling stockholders identified below may sell, transfer or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of shares of common stock that will be held by the selling stockholders upon completion or termination of this offering.

Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of common stock.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders on or prior to October 11, 2017. We have not sought to verify such information. Additionally, some or all of the selling stockholders may have sold or transferred some or all of the shares of common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholders may change over time.

The selling stockholders, or their partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration in accordance with the registration rights agreement to which the selling stockholder is party (each also a selling stockholder for purposes of this prospectus), may sell up to all of the shares of common stock shown in the table below under the heading “Number of Shares Being Offered” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus.

	Ownership of Common Stock Before Offering		Number of Shares Being Offered	Ownership of Common Stock After Offering
Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
MS Incentive Plan Holdco, LLC(2)	8,798,391	3.96%	8,798,391	—	—

(1)	Based upon an aggregate of 222,448,417 shares outstanding as of October 11, 2017.
(2)

The number of shares owned and offered includes 1,256,913 Escrow Shares. MS Incentive Plan Holdco, LLC is managed by its managing members, NGP MS Holdings, LLC and MULSH Holding Corporation (f/k/a Multi-Shot Holding Corporation). NGP X US Holdings, L.P. is the managing member of NGP MS Holdings, LLC (“NGP X US Holdings”). As a result, NGP X US Holdings may be deemed to indirectly beneficially own the shares held by MS Incentive Plan Holdco, LLC. NGP X US Holdings disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. Each of NGP X

Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.), GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) and ECMC GP, LLC (the managing member of GFW X, L.L.C.) may also be deemed to share voting and dispositive power over the reported shares and therefore be deemed to be the beneficial owner of these shares, but each disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. The managing members of ECMC GP, LLC are Tony Weber, Chris Carter, Craig Glick, Christopher Ray and Jill Lampert. Although none of these individuals has voting or dispositive power over these shares, such individuals may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Weber, Carter, Glick and Ray and Ms. Lampert disclaims beneficial ownership of these shares except to the extent of his/her respective pecuniary interest therein. MULSH Holding Corporation is managed by a board of directors consisting of Mark Urso. Accordingly, such person may be deemed to indirectly beneficially own the shares held by MS Incentive Plan Holdco, LLC. Such person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

DESCRIPTION OF CAPITAL STOCK

As of October 11, 2017, our authorized capital stock consisted of 300,000,000 shares of common stock, par value $0.01 per share, of which 222,448,417 shares were outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The following summary of the capital stock and restated certificate of incorporation and amended and restated bylaws of Patterson-UTI Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting Rights

The holders of shares of Patterson-UTI common stock (the “Patterson-UTI shares”) are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Patterson-UTI shares do not have cumulative voting rights.

Dividends

The holders of Patterson-UTI shares are entitled to receive dividends when, as and if declared by the Patterson-UTI board of directors out of funds legally available therefor. However, if any shares of Patterson-UTI preferred stock are at the time outstanding, the payment of dividends on Patterson-UTI shares or other distributions (including Patterson-UTI’s repurchase of Patterson-UTI shares) will be subject to the declaration and payment of all cumulative dividends on outstanding shares of Patterson-UTI preferred stock.

Liquidation

In the event of the dissolution, liquidation or winding up of Patterson-UTI, the holders of Patterson-UTI shares will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Patterson-UTI indebtedness, and the payment of the aggregate liquidation preference of the preferred stock.

Other Rights

The holders of Patterson-UTI shares do not have any conversion, redemption or preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Patterson-UTI shares is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ under the symbol “PTEN.”

Preferred Stock

The Patterson-UTI board of directors can, without approval of its stockholders, issue one or more additional series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series by appropriate board resolutions. The terms of the preferred stock will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock. Undesignated preferred stock may enable the Patterson-UTI board of directors to render more difficult or to discourage an attempt to obtain control of Patterson-UTI by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of Patterson-UTI’s management. As a result, the issuance of shares of a series of preferred stock may discourage bids for Patterson-UTI shares or may otherwise adversely affect the market price of Patterson-UTI shares or any other of Patterson-UTI preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of Patterson-UTI shares. For example, any preferred stock issued may rank prior to Patterson-UTI shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into Patterson-UTI shares or other securities.

Section 203 of DGCL

Patterson-UTI is subject to Section 203 of the DGCL. Subject to limited exceptions, Section 203 of the DGCL prohibits “business combinations,” including certain mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (1) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (2) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors of the interested stockholder and (b) shares held by specified employee benefit plans, or (3) at or subsequent to such time the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

Other Provisions Having a Possible Anti-Takeover Effect

In addition to being subject to Section 203 of the DGCL, Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws contain certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The following paragraphs set forth a summary of these provisions:

Special Meetings of Stockholders

The Patterson-UTI restated certificate of incorporation provides that special meetings of stockholders may be called only by the Patterson-UTI board of directors (or a majority of the members thereof), the chief executive officer, the president or the holders of a majority of the outstanding stock entitled to vote at such special meeting. This provision will make it more difficult for Patterson-UTI stockholders to call a special meeting.

No Stockholder Action by Written Consent

The Patterson-UTI restated certificate of incorporation provides that stockholder action may be taken only at annual or special meetings and not by written consent of the stockholders.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may choose not to sell any of their shares of common stock. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledges, donees, transferees or other successors in interest, may from time to time be offered for sale either directly by such selling stockholders or other person, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the common stock may be sold include:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share of common stock;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	a public auction;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock is listed or to or through a market maker other than on that stock exchange;

•	through the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;

•	through the distributions of the common stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares of common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

The selling stockholders may effect such transactions by selling the shares of common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each of their officers, directors, employees, agents, managers, and controlling persons (and the officers, directors, employees, agents and managers of such controlling person) against certain civil liabilities, including certain liabilities under the Securities Act.

We will pay the costs and expenses of the registration and offering of the shares of common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions and transfer taxes allocable to the selling stockholders’ sale of common stock, which will be paid by the selling stockholders. Broker-dealers may act as agent or may purchase shares of common stock as principal and thereafter resell the common stock from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on the NASDAQ;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the shares of common stock for whom they may act as agents. If any broker-dealer purchases the shares of common stock as principal, it may effect resales of the shares of common stock from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of shares of common stock for whom they may act as agents.

In connection with sales of the shares of common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares of common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares of common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of common stock offered under this prospectus may be used to cover short sales.

The selling stockholders may sell the shares of common stock they hold using a public auction process in which the public offering price and the allocation of the common stock will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the shares of common stock offered in the auction, and subject to agreement between the selling stockholders and the underwriter or underwriters to proceed with the offering, the shares of common stock will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholders use a public auction process to sell the shares of common stock, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of common stock made directly on or through the NASDAQ, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the common stock may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

In addition, the selling stockholders may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

These transactions may be effected on or through the NASDAQ, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Patterson-UTI Energy, Inc. for the year ended December 31, 2016 and the audited historical financial statements of Seventy Seven Energy Inc. (“SSE”) included as Exhibit 99.2 of Patterson-UTI Energy, Inc.’s Current Report on Form 8-K dated April 21, 2017 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to SSE’s emergence from bankruptcy on August 1, 2016 and its adoption of fresh-start accounting as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred and paid by the Company in connection with the issuance and distribution of the securities being registered, not including any underwriting fees, discounts, selling commissions and transfer taxes.

Securities and Exchange Commission registration fee	$23,288.20
Printing and mailing fees	50,000.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	26,000.00
Miscellaneous	25,000.00

Total	$149,288.20

Item 15. Indemnification of Directors and Officers.

Patterson-UTI is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware, which is referred to in this Registration Statement on Form S-3 as the “Delaware General Corporation Law.” Under Section 145 of the Delaware General Corporation Law, each director and officer of Patterson-UTI may be indemnified by Patterson-UTI against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of Patterson-UTI) in which he or she is involved by reason of the fact that he or she is or was a director or officer of Patterson-UTI if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Patterson-UTI and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Patterson-UTI, the director or officer (i) may be indemnified by Patterson-UTI only for expenses (including attorneys’ fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Patterson-UTI unless a court determines otherwise.

Patterson-UTI’s amended and restated bylaws and restated certificate of incorporation both provide for the indemnification of Patterson-UTI’s directors and officers, to the fullest extent permitted by the Delaware General Corporation Law, for all liability and loss (including attorney’s fees) incurred in defending actions brought against them arising out of the performance of their duties. Patterson-UTI’s restated certificate of incorporation also contains a provision that eliminates, subject to certain exceptions, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of each director of Patterson-UTI to Patterson-UTI and its stockholders for monetary damages for breaches of fiduciary duty as a director.

The foregoing is only a general summary of certain aspects of Delaware law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws.

Patterson-UTI has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, Patterson-UTI will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of Patterson-UTI or assumed certain responsibilities at the direction of Patterson-UTI. The preceding discussion of Patterson-UTI’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Item 16. Exhibits.

The exhibits listed below are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.3	Certificate of Elimination with respect to Series A Participating Preferred Stock (filed October 27, 2011 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.4	Second Amended and Restated Bylaws of Patterson-UTI Energy, Inc. (filed August 6, 2007 as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Patterson-UTI Energy, Inc.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Seventy Seven Energy Inc.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 above).

24.1	Powers of Attorney (included on signature pages to this Registration Statement).

*	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on October 12, 2017.

Patterson-UTI Energy, Inc.

By:	/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr. President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Andrew Hendricks, Jr. and C. Andrew Smith, or either of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign this registration statement and any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Siegel Mark S. Siegel	Chairman of the Board	October 12, 2017

/s/ William Andrew Hendricks, Jr. William Andrew Hendricks, Jr. (Principal Executive Officer)	President, Chief Executive Officer and Director	October 12, 2017

/s/ C. Andrew Smith C. Andrew Smith (Principal Financial and Accounting Officer)	Executive Vice President and Chief Financial Officer	October 12, 2017

/s/ Charles O. Buckner Charles O. Buckner	Director	October 12, 2017

/s/ Michael W. Conlon Michael W. Conlon	Director	October 12, 2017

/s/ Curtis W. Huff Curtis W. Huff	Director	October 12, 2017

/s/ Terry H. Hunt Terry H. Hunt	Director	October 12, 2017

/s/ Tiffany J. Thom Tiffany J. Thom	Director	October 12, 2017